Exhibit 3.2

BY-LAWS
OF
Atmus Filtration Technologies, Inc.

Article I

Offices

Section 1.1.         Registered Office. The address of the registered office of Atmus Filtration Technologies, Inc. (the “Corporation”) in the State of Delaware is 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. The name of its registered agent at such address is Corporation Service Company. The Corporation may also have other offices, both within and without the State of Delaware, as the board of directors of the Corporation (the “Board of Directors”) from time to time shall determine or the business of the Corporation may require.

Article II

Meetings of Stockholders

Section 2.1.         Place of Meetings. All meetings of the stockholders shall be held at such place, if any, either within or without the State of Delaware, or by means of remote communication, as shall be designated from time to time by resolution of the Board of Directors and stated in the notice of meeting.

Section 2.2.         Annual Meetings. Annual meetings of the stockholders of the Corporation shall be held each year on such date, at such hour and at such place within or without the State of Delaware as shall be designated by the Board of Directors. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, any or all stockholders and proxy holders may participate in an annual stockholders meeting by, or through the use of, any means of communication by which all stockholders participating may simultaneously hear each other during the meeting in accordance with Section 211(a) of the General Corporation Law of the State of Delaware (the “DGCL”). Any stockholder or proxy holder participating in a meeting by such means remote of communication is deemed to be present in person at the meeting.

Section 2.3.         Special Meetings.

(a)         Unless otherwise required by the DGCL or by the certificate of incorporation of the Corporation, as amended and restated from time to time (the “Certificate of Incorporation”), and subject to the rights of the holders of preferred stock, a special meeting of stockholders, for any purpose or purposes, may be called by the Secretary upon a written request delivered to the Secretary by (a) the Board of Directors pursuant to a resolution adopted by a majority of the entire Board or (b) the Chair of the Board. The ability of the stockholders to call a special meeting of stockholders is hereby specifically denied; provided, however, until such time as Cummins (as defined below) ceases to Beneficially Own (as defined below) shares of capital stock representing, in the aggregate, a majority of the total voting power of the outstanding shares of all classes of capital stock of the Corporation entitled to vote in elections of directors, a special meeting of the stockholders of the Corporation shall be called by the Secretary of the Corporation (the “Secretary”) upon written request (a “Special Meeting Request”) to the Secretary from stockholders of record who own, in the aggregate, at least a majority of the total voting power of the outstanding shares of all classes of capital stock of the Corporation then entitled to vote on the matter or matters to be brought before the proposed special meeting.

As used herein, (a) “Cummins” shall mean Cummins Inc., an Indiana corporation, any and all successors to Cummins by way of merger, consolidation or sale of all or substantially all of its assets, and any and all corporations, partnerships, joint ventures, limited liability companies, associations and other entities (i) in which Cummins Inc. owns, directly or indirectly, more than fifty percent (50%) of the outstanding voting stock, voting power, partnership interests or similar ownership interests, (ii) of which Cummins otherwise directly or indirectly controls or directs the policies or operations or (iii) that would be considered subsidiaries of Cummins within the meaning of Regulation S-K or Regulation S-X of the general rules and regulations under the Securities Act of 1933, as amended, now or hereafter existing; provided, however, that the term “Cummins” shall not include the Corporation or any entities (x) in which the Corporation owns, directly or indirectly, more than fifty percent (50%) of the outstanding voting stock, voting power, partnership interests or similar ownership interests, (y) of which the Corporation otherwise directly or indirectly controls or directs the policies or operations or (z) that would be considered subsidiaries of the Corporation within the meaning of Regulation S-K or Regulation S-X of the general rules and regulations under the Securities Act of 1933, as amended, now or hereafter existing and (b) the term “Beneficially Own” shall have the meaning set forth in Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(b)        A Special Meeting Request to the Secretary shall be delivered to him or her at the Corporation’s principal executive offices and signed by each stockholder, or a duly authorized agent of such stockholder, requesting the special meeting and shall set forth:

(i)	a brief description of each matter of business desired to be brought before the special meeting;

(ii)	the reasons for conducting such business at the special meeting; and

(iii)	the text of any proposal or business to be considered at the special meeting (including the text of any resolutions proposed to be considered and in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment).

(c)        At a special meeting of stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto). The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors. Business transacted at all special meetings shall be limited to the matters specifically stated in the Corporation’s notice of special meeting (or any supplement thereto). Nothing herein shall prohibit the Board of Directors from submitting additional matters to stockholders at any such special meeting. Special meetings shall be held within or without the State of Delaware, as the Board of Directors shall designate.

Section 2.4.         Proper Business. To be properly brought before an annual meeting, business must be specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a stockholder who is a stockholder of record of the Corporation at the time such notice of meeting is delivered, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.4.

(a)        The exclusive means for stockholders to make nominations for the election of Directors are set forth in Section 3.12 of these By-Laws.

(b)        For business (other than nominations for the election of Directors) to be properly brought before an annual meeting by a stockholder, the stockholder must have given written notification thereof, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than 5:00 p.m. Eastern Time on the ninetieth (90th) day nor earlier than 5:00 p.m. Eastern Time on the one-hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (provided that if the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than 5:00 p.m. Eastern Time on the one-hundred twentieth (120th) day prior to such annual meeting and not later than 5:00 p.m. Eastern Time on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day of the first Public Disclosure of the date of such meeting is made by the Corporation). For purposes of timely notice at the 2023 annual meeting of stockholders of the Corporation, notice pursuant to this Section 2.4 must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the date of the first Public Disclosure of the date of such meeting.

(c)        Any notification by a stockholder under Section 2.4(b) of these By-Laws shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business described to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and of any beneficial owner or owners, if any, on whose behalf the business is being proposed; (iii) a representation that the stockholder is a holder of record of shares of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such business; (iv) the class and number of shares of stock of the Corporation that are owned beneficially and of record by such stockholder or beneficial owner or owners and a representation that such stockholder will notify the Corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting within five (5) business days following the later of the record date or the date of the first Public Disclosure of the record date; (v) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; (vi) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or beneficial owner has a right to vote any shares of any security of the Corporation; (vii) any short interest in any security of the Corporation (for purposes of this Section 2.4(c)(vii), a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (viii) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or beneficial owner that are separated or separable from the underlying shares of the Corporation; (ix) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (x) any performance-related fees (other than an asset-based fee) that such stockholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such stockholder or beneficial owner not later than five (5) business days after the later of the record date or the date the record date is disclosed to disclose such ownership as of the record date); (xi) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; (xii) any material interest of the stockholder in such business; (xiii) a representation whether the proposing stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the outstanding shares of the Corporation’s stock required to approve the proposal and/or otherwise to solicit proxies from stockholders in support of the proposal; and (xiv) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and a representation that such stockholder will notify the Corporation in writing of any such agreements, arrangements or understandings in effect as of the record date within five (5) business days following the later of the record date or the first Public Disclosure of the record date. For purposes of these By-Laws, the information required by items (iv) through (xi) of the preceding sentence shall be referred to as the “Required Disclosures.”

(d)        To be properly brought before a special meeting of stockholders called pursuant to Section 2.3, business must be specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors or must otherwise be properly brought before the meeting by or at the direction of the Board of Directors.

(e)         Notwithstanding the foregoing provisions of this Section 2.4 or Section 3.12 of these By-Laws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.4 and Section 3.12 of these By-Laws; provided, however, that any references in these By-Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit the requirements applicable to proposals as to any other business to be considered pursuant to this Section 2.4 or any nominations to be considered pursuant to Section 3.12 of these By-Laws. Nothing in this Section 2.4 or in Section 3.12 of these By-Laws shall be deemed to limit the Corporation’s obligation to include stockholder proposals in its proxy statement if such inclusion is required by Rule 14a-8 under the Exchange Act.

(f)         No business shall be conducted at a meeting of stockholders except in accordance with this Section 2.4 and the chair of any meeting of stockholders may refuse to permit any business to be brought before a meeting without compliance with the foregoing procedures.

Section 2.5.         Notices.

(a)        A written notice (as the term “written” is defined in Section 8.7 of these By-Laws) stating (i) the date, time and place of any meeting of the stockholders; (ii) the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting; (iii) the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting); and (iv) in the case of a special meeting, the purpose or purposes for which such meeting is called, shall be delivered or mailed by the Secretary of the Corporation, to each stockholder of record of the Corporation entitled to notice of or to vote at such meeting no fewer than ten (10) nor more than sixty (60) days before the date of the meeting. Notice of stockholders meetings, if mailed, shall be mailed, postage prepaid, to each stockholder at the stockholder’s address shown in the Corporation’s current record of stockholders; provided that this requirement shall be satisfied with respect to stockholders of record who share an address, and notice shall be deemed to have been given to all such stockholders, if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Exchange Act. If mailed, notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his, her or its address as it appears in the books of the Corporation, with postage thereon prepaid. If sent by electronic transmission, notice shall be deemed to be delivered when sent.

(b)        Except as provided by the DGCL or the Corporation’s Certificate of Incorporation, notice of a meeting of stockholders is required to be given only to stockholders entitled to vote at the meeting; provided, however, notice of a meeting of stockholders shall be given to stockholders not entitled to vote if a purpose for the meeting is to vote on any amendment to the Corporation’s Certificate of Incorporation, a merger or share exchange to which the Corporation would be a party, a sale of the Corporation’s assets, or dissolution of the Corporation.

(c)        A stockholder or the stockholder’s proxy may at any time waive notice of a meeting if the waiver is in writing and is delivered to the Corporation for inclusion in the minutes or filing with the Corporation’s records. A stockholder’s attendance at a meeting, whether in person or by proxy, (i) waives objection to lack of notice or defective notice of the meeting, unless the stockholder or the stockholder’s proxy at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder or the stockholder’s proxy objects to considering the matter when it is presented. Each stockholder who has in the matter above provided waived notice or objection to notice of a stockholders meeting shall be conclusively presumed to have been given due notice of such meeting, including the purpose or purposes thereof.

(d)        If an annual or special stockholders meeting is adjourned to a different date, time or place, notice need not be given of the adjourned meeting if the new date, time or place thereof and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. If, after the adjournment, a new record date is fixed for stockholders entitled to vote at the adjourned meeting, the Board of Directors shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.

Section 2.6.         Voting. Except as otherwise required by the DGCL or provided by the Corporation’s Certificate of Incorporation, each share of the capital stock of any class of the Corporation that is outstanding at the record date established for any annual or special meeting of stockholder and is outstanding at the time of and represented in person or by proxy at the annual or special meeting, shall entitle the record holder thereof, or the record holder’s proxy, to one (1) vote on each matter voted on at the meeting.

Section 2.7.         Quorum. Unless the Corporation’s Certificate of Incorporation or the DGCL provides otherwise, at all meetings of stockholders a majority of the votes entitled to be cast on a matter, represented in person or by proxy, constitutes a quorum for action on the matter. Action may be taken at a stockholders meeting only on matters with respect to which a quorum exists; provided, however, that any meeting of stockholders, including annual and special meetings and any adjournments thereof, may be adjourned to a later date although less than a quorum is present. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.

Section 2.8.         Vote Required to Take Action; Plurality Voting in Director Elections.

(a)         If a quorum exists as to a matter to be considered at a meeting of stockholders, action on such matter (other than the election of Directors) is approved if the votes properly cast favoring the action exceed the votes properly cast opposing the action, except as the Corporation’s Certificate of Incorporation or the DGCL require a greater number of affirmative votes.

(b)        Unless otherwise required by the Corporation’s Certificate of Incorporation, the Directors to be elected at any meeting for the election of Directors shall be chosen by a plurality of the votes cast by the holders of shares entitled to vote in the election at the meeting, provided that quorum is present. For purposes of the preceding sentence, a “plurality of the votes cast” shall mean that the individuals with the highest number of votes cast by the holders of shares entitled to vote in the election at the meeting are elected as Directors up to the maximum number of directors to be elected. Unless otherwise required by the Corporation’s Certificate of Incorporation, the election of directors shall be by written ballot. If authorized by the Board of Directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.

Section 2.9.         Record Date.

(a)        Only such persons shall be entitled to notice of or to vote, in person or by proxy, at any stockholders meeting as shall appear as stockholders upon the books of the Corporation as of such record date as the Board of Directors shall determine, which date may not be more than sixty (60) nor less than ten (10) days before the date of such meeting. In the absence of such determination, the record date shall be the day next preceding the date on which notice is given, or, if notice is waived, on the date next preceding the day on which the meeting is held. Unless otherwise provided by the Board of Directors, stockholders shall be determined as of the close of business on the record date. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to notice of or to vote at the adjourned meeting.

(b)        In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 2.10.       Proxies; Acceptance of Instruments Showing Stockholder Action.

(a)        A stockholder’s shares may be voted either in person or by proxy. A stockholder may appoint a proxy to vote or otherwise act for the stockholder (including authorizing the proxy to receive, or to waive, notice of any stockholders meetings within the effective period of such proxy) by signing an appointment form, either personally or by the stockholder’s attorney-in-fact or by transmitting or authorizing the transmission of an electronic submission to the person who will be the holder of the proxy, a proxy solicitation firm or a proxy support service organization or similar agency authorized by the person who will be the holder of the proxy to receive the electronic submission; provided that such electronic submission either contains or is accompanied by information from which it can be determined that the electronic submission was transmitted or authorized by the stockholder. No such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A copy, facsimile telecommunication or other reliable reproduction of a writing or electronic submission authorized by this Section 2.10 may be used instead of the original writing or electronic submission for any and all purposes for which the original writing or electronic submission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete copy of the entire original writing or electronic submission. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. The proxy’s authority may be limited to a particular meeting or may be general and authorize the proxy to represent the stockholder at any meeting of stockholders held within the time provided in the appointment form. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date. The presence of a stockholder who has filed a proxy at a meeting shall not of itself constitute a revocation of such proxy.

Section 2.11.       Organization. At every meeting of the stockholders, the Chair of the Board, or, in the Chair’s absence, a person designated by the Chair, or, in the absence of such designation, a person chosen by the Board of Directors, shall act as a chair. The Secretary of the Corporation or, in his or her absence or inability to act, the person whom the chair of the meeting shall appoint a secretary of the meeting, shall act as secretary of such meeting and keep the minutes thereof.

Section 2.12.       Voting Lists. At least ten (10) days before each meeting of stockholders, the officer or agent having charge of the stock transfer books shall make a complete list of the stockholders entitled to vote at any meeting of stockholders (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, with the address and number of shares so entitled to vote held by each, which list shall be on file at the principal office of the Corporation and subject to inspection by any stockholder entitled to vote at the meeting. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days before the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list was provided with the notice of the meeting or (b) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept open at the time and place of the meeting and subject to the inspection of any stockholder during the holding of such meeting. Unless otherwise required by the DGCL, the Corporation need not include electronic mail addresses or other electronic contact information on such list. If the meeting is held solely by means of remote communication, the list shall also be open for inspection by any stockholder during the whole time of the meeting as provided by the DGCL. Except as provided by the DGCL, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

Section 2.13.       Inspectors of Election. In advance of any meeting of the stockholders, the Board of Directors shall appoint one or more inspectors of election to serve at meetings of stockholders and make written reports thereof. The Board of Directors may designate one or more persons as alternate Inspectors to replace any Inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of Inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors may appoint or retain other persons or entities to assist the inspector or inspectors in the performance of their duties. When executing the duties of inspector, the inspector or inspectors shall (a) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share; (b) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots; (c) count all votes and ballots; (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector or inspectors; and (e) certify its or their determination of the number of shares represented at the meeting and such inspector’s or inspectors’ count of all votes and ballots. Such certification shall specify such other information as may be required by the DGCL. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspector or inspectors may consider such information as is permitted by the DGCL and any rules and/or procedures prescribed by the Board of Directors. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 2.14.       Conduct of Meeting. At any meeting of stockholders of the Corporation, the Chair of the Board (or, in the absence of the Chair of the Board, such person designated by the Chair or the Board of Directors as chair pursuant to Section 2.11 of these By-Laws) shall prescribe the order of business to be conducted at the meeting and establish procedures incident thereto. The Board of Directors of the Corporation may adopt by resolution such rules or regulations for the conduct of meetings of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the Chair of the Board or designated chair of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the Chair of the Board or such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Chair of the Board or the chair of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting, to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair shall permit; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) the format for the submission of, and limitations on the time allotted to, questions or comments by participants. Unless, and to the extent determined by the Board of Directors, the Chair of the Board or the designated chair of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

Section 2.15.       Consent of Stockholders in Lieu of a Meeting. Except as otherwise expressly provided by the terms of any series of preferred stock permitting the holders of such series of preferred stock to act by written consent, until such time as Cummins ceases to Beneficially Own shares of capital stock representing, in the aggregate, a majority of the total voting power of the outstanding shares of all classes of capital stock of the Corporation entitled to vote in in elections of directors, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of capital stock entitled to vote thereon were present and voted. From and after such time as Cummins ceases to Beneficially Own shares of capital stock representing, in the aggregate, a majority of the total voting power of the outstanding shares of all classes of capital stock of the Corporation entitled to vote in elections of directors, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation and may not be effected by any consent in writing or otherwise by such stockholders.

Article III

Directors

Section 3.1.         Number, Qualification and Terms.

(a)        The business and affairs of the Corporation shall be managed under the direction of a Board of Directors. The Board of Directors may adopt such rules and procedures, not inconsistent with the Certificate of Incorporation, these By-Laws or the DGCL, as it may deem proper for the conduct of its meetings and the management of the Corporation.

(b)        The number of Directors shall be fixed by resolution of the Board of Directors from time to time. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board. The term of the initial Class I directors shall terminate on the date of the first annual meeting of stockholders held after the effectiveness of these By-Laws; the term of the initial Class II directors shall terminate on the date of the second annual meeting of stockholders held after the effectiveness of these By-Laws; and the term of the initial Class III directors shall terminate on the date of the third annual meeting of stockholders held after the effectiveness of these By-Laws or, in each case, upon such director’s earlier death, resignation or removal. At each succeeding annual meeting of stockholders beginning with the annual meeting of stockholders to be held in 2023, successors to the class of directors whose term expires at that annual meeting shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election and until his or her respective successor has been duly elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class or from the removal from office, death, disability, resignation or disqualification of a director or other cause shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors have the effect of removing or shortening the term of any incumbent director.

(c)        It shall be the policy of the Corporation that no person seventy-four (74) years of age or more shall be elected to the Board of Directors. Any Director who attains the age of seventy-four (74) years during the Director’s term of office shall be eligible to remain a Director for the duration of the term for which the Director was elected but shall not be eligible for re-election.

(d)        The Directors and each of them shall have no authority to bind the Corporation except when acting as a Board.

Section 3.2.        Vacancies. Unless otherwise provided in the Corporation’s Certificate of Incorporation, any vacancy occurring in the Board of Directors, from whatever cause arising, including an increase in the number of Directors, shall be filled by selection of a successor by a majority vote of the remaining members of the Board of Directors (although less than a quorum) until the earlier of the expiration of the term of office of the director whom he or she has replaced and a successor is duly elected and qualified or such director’s death, resignation or removal.

Section 3.3.         Quorum and Vote Required to Take Action. Unless otherwise provided in the Corporation’s Certificate of Incorporation, a majority of the whole Board of Directors shall be necessary to constitute a quorum for the transaction of any business, except the filling of vacancies; provided that less than three Directors shall not constitute a quorum. If a quorum is present when a vote is taken, the affirmative vote of a majority of the Directors present shall be the act of the Board of Directors, unless the act of a greater number is required by the DGCL, the Corporation’s Certificate of Incorporation or these By-Laws. A Director who is present at a meeting of the Board of Directors or a committee thereof of which he or she is a member at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless any of the following occurs: (a) the Director objects at the beginning of the meeting (or promptly upon the Director’s arrival) to holding it or transacting business at the meeting; (b) the Director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) the Director delivers written notice of the Director’s dissent or abstention to the presiding officer of the meeting before its adjournment or to the Secretary of the Corporation immediately after adjournment of the meeting. Such right to dissent or abstain shall not apply to a Director who voted in favor of such action.

 Section 3.4.        Regular Meetings. The Board of Directors shall meet regularly, without notice, at such times and places as may be specified from time to time by the Board of Directors or the Chair of the Board (but no fewer than one time annually) for the purpose of transacting such business as properly may come before the meeting.

 Section 3.5.        Special Meetings. Special meetings of the Board of Directors may be called by the Chair of the Board or a majority of the Directors upon not less than twenty-four (24) hours’ notice given to each Director of the date, time and place of the meeting, which notice need not specify the purpose or purposes of the special meeting. Such notice may be communicated in person (either in writing or orally), by telephone, by email or other means of electronic transmission or by mail, and shall be effective at the earlier of the time of its receipt or, if mailed, five (5) days after its mailing. Notice of any meeting of the Board may be waived at any time if the waiver is in writing signed by, or by electronic transmission by, the director entitled to the notice and is filed with the minutes or corporate records. Such waiver, whether before or after such notice is required, shall be deemed equivalent to notice. A Director’s attendance at or participation in a meeting waives any required notice to the Director of the meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board of Directors or committee meeting need be specified in any waiver of notice.

Section 3.6.       Written Consents. Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or committee thereof may be taken without a meeting if the action is taken by all members of the Board or such committee. The action must be evidenced by one (1) or more written consents describing the action taken, signed by each Director, and delivered in any manner permitted by Section 116 of the DGCL. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board of Directors or committee in accordance with the DGCL. A consent signed under this Section 3.6 shall have the same effect as a unanimous meeting vote of all members of the Board of Directors or committee thereof and may be described as such in any document.

Section 3.7.       Participation by Conference Telephone. The Board of Directors or committee thereof may permit any or all Directors to participate in a regular or special meeting by, or through the use of, any means of communication, such as conference telephone or video conference, by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by such means shall be deemed to be present in person at the meeting.

Section 3.8.       Organization. At every meeting of the Board of Directors, the Chair of the Board, or in the Chair’s absence, a person designated by the Chair, shall act as chair. The Secretary of the Corporation shall act as secretary of such meeting or, in the Secretary’s absence, the Chair shall appoint a secretary.

Section 3.9.       Resignation. A Director may resign at any time by notice in writing or by electronic transmission to the Chair of the Board, the Secretary of the Corporation, the Board of Directors, or such other officer as the Board of Directors may designate, and such resignation shall become effective upon such delivery unless the notice specifies a later effective date.

Section 3.10.       Removal of Directors. Unless otherwise provided in the Corporation’s Certificate of Incorporation, any director or the entire Board may be removed from office at any time, but only for cause and only by the affirmative vote of the stockholders possessing at least seventy-five percent (75%) of the total voting power of the stock of the Corporation entitled to vote thereon.

Section 3.11.       Compensation. Any Director who is also an officer of the Corporation shall receive no separate compensation for serving as Director. Each Director who is not an officer of the Corporation shall be paid such compensation or other remuneration as shall be fixed from time to time by resolution of the Board of Directors. Each Director shall be reimbursed by the Corporation for travel and other reasonable out-of-pocket expenses incurred in attending such meetings, as well as meetings of the Corporation’s stockholders and committees of the Board of Directors and other Corporation functions and events.

Section 3.12.       Nominations. Nominations for the election of Directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of Directors who complies fully with the requirements of these By-Laws.

(a)        Any stockholder entitled to vote for the election of Directors at a meeting may nominate a person or persons for election as Directors only if written notice of such stockholder’s intent to make such nominations is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than the one-hundred fiftieth (150th) day prior to the first (1st) anniversary of the preceding year’s annual meeting (provided, however, that if the date of the annual meeting is earlier than such anniversary date, such written notice may be so given and received not later than the close of business on the tenth (10th) day following the date of the first Public Disclosure of the date of such meeting. For purposes of timely notice at the 2023 annual meeting of stockholders of the Corporation, notice pursuant to this Section 3.12 must be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the date of Public Disclosure of the date of such meeting.

(b)        Each notice under Section 3.12(a) of these By-Laws shall be signed manually or by facsimile by the stockholder of record and shall set forth (i) the name and address, as they appear on the Corporation’s books, of the stockholder who intends to make the nomination and of any beneficial owner or owners on whose behalf the nomination is made; (ii) a representation that the stockholder is a holder of record of shares of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the Required Disclosures; (iv) the name, age, business address and residential address of each nominee proposed in such notice; (v) the principal occupation or employment of each such nominee; (vi) the number of shares of capital stock of the Corporation that are owned of record or beneficially by each such nominee; (vii) with respect to each nominee for election or reelection to the Board of Directors, include a completed and signed questionnaire, representation and agreement required by Section 3.12 of these By-Laws; (viii) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; (ix) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, including all arrangements or understandings pursuant to which the nominations are being made, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or any other person or persons (naming such person or persons), on the other hand; and (x) the written consent of each nominee to serve as a Director of the Corporation if so elected.

(c)        The chair of any meeting of stockholders to elect Directors and the Board of Directors may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure; only persons who are nominated in accordance with the procedures set forth in this Section 3.12 shall be eligible to serve as Directors.

(d)        This Section 3.12 shall not affect the right of the holders of preferred stock to nominate and elect Directors in the event such right arises.

Section 3.13.       Submission of Questionnaire; Representation and Agreement. To be eligible to be a nominee for election or reelection as a Director, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 3.12 of these By-Laws) to the Secretary of the Corporation at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director, with such person’s fiduciary duties under the DGCL; (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein; and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director, and will comply with, the DGCL and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunities, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

Article IV

Committees of the Board of Directors

Section 4.1.        General.

(a)        The Board of Directors may create one (1) or more committees and appoint members of the Board of Directors to serve on them, by resolution of the Board of Directors adopted by a majority of all the Directors in office when the resolution is adopted. Each committee may have one (1) or more members, and all the members of a committee shall serve at the pleasure of the Board of Directors.

(b)        To the extent specified by the Board of Directors in the resolution creating a committee (as such resolution may be amended by the Board of Directors from time to time), and except as otherwise provided in the DGCL, each committee may exercise all of the authority of the Board of Directors.

(c)        Except to the extent inconsistent with the resolutions creating a committee, the provisions of these By-Laws which govern meetings, action without meetings, notice and waiver of notice, quorum and voting requirements and telephone participation in meetings of the Board of Directors, apply to each committee and its members as well.

(d)        A member of a committee of the Board of Directors who is also an officer of the Corporation shall receive no separate compensation for serving as a member of such committee. Each member of a committee of the Board of Directors who is not an officer of the Corporation shall be paid such compensation as shall be fixed from time to time by resolution of the Board of Directors.

(e)        Each committee shall keep regular minutes of its meetings.

Article V

Officers

 Section 5.1.        Designation and Selection. The Board of Directors shall elect as officers of the Corporation a Chair of the Board and a Chief Executive Officer. The Chief Executive Officer shall appoint a Secretary and such other officers of the Corporation as the Chief Executive Officer deems appropriate, which appointments shall be presented to the Board of Directors for ratification.

 Section 5.2.        Duties and Functions.

(a)        Chair of the Board. The Chair of the Board shall be a member of the Board of Directors and shall, when present, preside at all meetings of the Board of Directors and of the stockholders. The Chair of the Board shall perform such other duties and functions as may be assigned to the Chair of the Board from time to time by the Board of Directors.

(b)        Chief Executive Officer. The Chief Executive Officer may be a member of the Board of Directors and shall perform such other duties and functions as may be assigned from time to time by the Board of Directors.

(c)        Secretary. The Secretary shall keep a record of proceedings at all meetings of the Board of Directors and of the stockholders, shall have custody of the corporate records, shall be responsible for authenticating records of the Corporation, and shall perform such other duties and functions as may be assigned to the Secretary from time to time by the Chair of the Board.

(d)        Other Officers. Each other officer appointed by the Chair of the Board shall have and perform such powers, duties and functions as may be assigned to such officer from time to time by the Board of Directors, the Chair of the Board or the Chief Executive Officer.

Section 5.3.        Removal. The Board of Directors may remove any officer at any time with or without cause by resolution adopted by a majority of the whole Board of Directors. An officer appointed by the Chair of the Board may also be removed at any time, with or without cause, by the Chair of the Board.

Section 5.4.        Resignations. Any corporate officer may resign at any time by delivering written notice thereof to the Board of Directors, the Chair of the Board, the Chief Executive Officer or the Secretary. Such resignation shall take effect at the time delivered unless a later time is specified therein. The acceptance of such resignation shall not be necessary to make it effective.

 Section 5.5.        Compensation. The Board of Directors shall fix the salary and other compensation for the Chief Executive Officer and other officers of the Corporation who are also Directors of the Corporation and may delegate to the Chair of the Board or the Chief Executive Officer authority to fix salaries and other compensation of all remaining officers of the Corporation.

 Section 5.6.        Special Authority. The Chair of the Board, or other officers designated by the Chair, shall have authority to execute guarantees, indentures for monies borrowed by the Corporation, appointments of powers of attorney and proxies to act on behalf of the Corporation, instruments for the devise or conveyance of real estate or creation of mortgages, bank forms required to open, maintain or close bank accounts, and any other written agreements to which the Corporation shall be a party which pertain to the routine operation of the Corporation and are regularly being made in the ordinary course of carrying on such operations.

Article VI

Shares

Section 6.1.        Book-Entry or Certificates for Shares. Shares in the Corporation may be issued in book-entry form or evidenced by certificates. If shares are represented by certificates, such certificates shall be in the form, other than bearer form, approved by the Board of Directors. The certificates representing shares of stock shall be signed by, or in the name of, the Corporation by any two authorized officers of the Corporation. Any or all such signatures may be facsimiles. In case any officer or employee who shall have signed, or whose facsimile signature or signatures shall have been used on, any certificate shall cease to be an officer or employee of the Corporation before the certificate shall have been issued and delivered by the Corporation, the certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed the certificate or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or employee of the Corporation; and the issuance and delivery by the Corporation of any such certificate shall constitute an adoption thereof. There shall be entered upon the stock books of the Corporation at the time of the issuance or transfer of each share the number of the certificates representing such share (if any), the name of the person owning the shares represented thereby, the class of such share and the date of the issuance or transfer thereof.

 Section 6.2.        Transfer of Shares; Holder of Record.

(a)        Transfer of shares of the Corporation shall be made on the books of the Corporation by the holder of record thereof, or by the stockholder’s attorney thereunto duly authorized in writing and filed with the Secretary of the Corporation or any of its transfer agents, and on surrender of the certificate or certificates (if any) representing such shares.

(b)        The Corporation and its transfer agents and registrars, shall be entitled to treat the holder of record of any share or shares as the holder in fact and absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim to or interest in such share or shares on the part of any other person whether or not it or they shall have express or other notice thereof, except as otherwise expressly provided by the statutes of the State of Delaware. Stockholders shall notify the Corporation in writing of any changes in their addresses from time to time.

 Section 6.3.        Regulations. Subject to the provisions of this Article VI the Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer and regulation of certificates for shares or book-entry shares of the Corporation.

 Section 6.4.        Transfer Agents and Registrars. The Board of Directors may appoint one or more transfer agents, one or more registrars, and one or more agents to act in the dual capacity of transfer agent and registrar with respect to the certificates representing shares and the book-entry shares of the Corporation.

Section 6.5.       Lost or Destroyed Certificates. The holders of any shares of the Corporation shall immediately notify the Corporation or one of its transfer agents and registrars of any loss or destruction of the certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it alleged to have been lost or destroyed upon such terms and under such regulations as may be adopted by the Board of Directors or the Secretary, and the Board of Directors or Secretary may require the owner of the lost or destroyed certificate or the owner’s legal representatives to give the Corporation a bond in such form and for such amount as the Board of Directors or Secretary may direct, and with such surety or sureties as may be satisfactory to the Board of Directors or the Secretary to indemnify the Corporation and its transfer agents and registrars against any claim that may be made against it or any such transfer agent or registrar on account of the alleged loss or destruction of any such certificate or the issuance of such new certificate. A new certificate for such holder may be issued without requiring any bond when, in the judgment of the Board of Directors or the Secretary, it is proper so to do.

Article VII

INDEMNIFICATION of Directors and Officers

  Section 7.1.       Mandatory. The Corporation shall, to the fullest extent permitted by the DGCL, (a) indemnify any person who is or was a Director or officer of the Corporation (and the heirs and legal representatives thereof) against expenses (including attorneys’ fees), judgments, fines, and penalties and amounts paid in settlement resulting from any action, suit or proceeding threatened or brought against such person by reason of such person’s serving in such position or serving another enterprise in any capacity at the request of the Corporation and (b) pay for or reimburse the reasonable expenses incurred by such person in advance of the final disposition of the action, suit or proceeding.

  Section 7.2.       Discretionary. Separate and apart from, and in addition to, the mandatory indemnification required under this Article VII, the Corporation may, in its sole discretion, provide for indemnification of any person in accordance with the DGCL.

  Section 7.3.       Other Capacity Service. Any Director or officer of the Corporation serving in any capacity (a) another corporation, of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation, or (b) any employee benefit plan of the Corporation or of another corporation described in Subsection (a) of this Section, shall be deemed to be doing so at the request of the Corporation.

  Section 7.4.       Applicable Law. Any person entitled to be indemnified as a matter of right pursuant to this Article VII may elect to have the right to indemnification interpreted on the basis of the DGCL in effect at the time of the occurrence of the event or events giving rise to the action, suit or proceeding, to the extent permitted by the DGCL, or on the basis of the DGCL in effect at the time indemnification is sought.

  Section 7.5.       Rights. The right to be indemnified pursuant to this Article VII (a) shall be a contract right of each individual entitled to be indemnified hereunder; (b) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof; and (c) shall continue to exist with respect to events occurring prior to any rescission or restrictive modification of this Article VII.

Article VIII

Miscellaneous

  Section 8.1.       Fiscal Year. The fiscal year of the Corporation shall end on the 31st of December of each year.

  Section 8.2.       Contracts and Other Instruments. Bonds, contracts, deeds, leases and other obligations and instruments of the Corporation may be signed in the name of and on behalf of the Corporation by (a) officers or their designees, and (b) agents of the Corporation as may be specifically authorized by resolution of the Board of Directors.

  Section 8.3.       Conflict with Applicable Law or Certificate of Incorporation. These By-Laws are adopted subject to the DGCL and the Certificate of Incorporation. Whenever these By-Laws may conflict with the DGCL or the Certificate of Incorporation, such conflict shall be resolved in favor of the DGCL or the Certificate of Incorporation.

  Section 8.4.       Books and Records. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be maintained on any information storage device, method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases); provided that the records so kept can be converted into clearly legible paper form within a reasonable time, and, with respect to the stock ledger, the records so kept comply with Section 224 of the DGCL. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to the DGCL.

  Section 8.5.       Amendments. These By-Laws may be amended, altered, changed, adopted and repealed or new bylaws adopted by the Board of Directors or by the stockholders as expressly provided in the Certificate of Incorporation or the DGCL.

  Section 8.6.       Amendments by Implication. Except as otherwise required by the Corporation’s Certificate of Incorporation or by the DGCL, any action taken or authorized by the Board of Directors that would be inconsistent with the By-Laws then in effect, but is taken or authorized by affirmative vote of not less than the number of Directors required to amend the By-Laws so that the By-Laws would be consistent with such action, shall be given the same effect as though the By-Laws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

  Section 8.7.       Electronic Transmission. When used in these By-Laws, the terms “written” and “in writing” shall include any “electronic transmission,” and an electronic transmission shall be deemed equivalent of a written document in accordance with Section 116 of the DGCL.

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